EXHIBIT 99.2



INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
C&F Financial Corporation

We have audited the accompanying consolidated balance sheets of C&F Financial Corporation and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of C&F Financial Corporation and subsidiary as of December 31, 1996 and 1995, the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
January 17, 1997